Exhibit 99

NOTICE OF PROPOSED SETTLEMENT OF WELLS FARGO & COMPANY

SHAREHOLDER DERIVATIVE LITIGATION, FINAL SETTLEMENT HEARING

AND RIGHT TO APPEAR

TO:	ALL HOLDERS OF WELLS FARGO & COMPANY (“WELLS FARGO”) COMMON STOCK AS OF DECEMBER 13, 2012, WHO CONTINUE TO HOLD SUCH SHARES AS OF MARCH 5, 2013 (“CURRENT WELLS FARGO SHAREHOLDERS”)

PLEASE TAKE NOTICE that the parties have reached a proposed settlement to resolve the derivative claims asserted on behalf of Wells Fargo in Feuer v. Thompson et al., Civil Action No. 10-0279 YGR, Northern District of California, and Rogers v. Thompson et al., Civil Action No. 12-0203 YGR, Northern District of California, referred to collectively below as “the Derivative Actions.” The proposed settlement also will resolve claims set forth in certain Demand Letters (as defined in the parties’ Stipulation of Settlement). The claims asserted in the Derivative Actions, the Demand Letters, and certain other proceedings are collectively referred to as the “Released Claims.”

PLEASE BE FURTHER ADVISED that pursuant to an Order of the United States District Court for the Northern District of California, a hearing will be held before the Honorable Yvonne Gonzalez Rogers, in Courtroom 5 of the United States Courthouse, 1301 Clay Street, Oakland, California, at 3:00 p.m., on March 5, 2013, to determine whether (i) the proposed settlement should be approved by the Court as fair, reasonable, and adequate; (ii) the Derivative Actions should be dismissed with prejudice; (iii) the individual defendants should be released from liability for any of the Released Claims; and (iv) the Court should award attorneys’ fees and reimbursement of expenses for Plaintiffs’ Counsel, and in what amount.

Plaintiffs’ Counsel intend to apply to the Court for an award of attorneys’ fees and expenses (the “Fee Application”) in an amount not to exceed $2.5 million. Any attorneys’

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fees and expenses awarded by the Court will be paid exclusively by Wells Fargo. The Fee Application will be filed with the Court by January 4, 2013, and available to Wells Fargo Shareholders by January 6, 2013. Wells Fargo has not agreed to any fee award and reserves the right to oppose the Fee Application, in whole or in part, regardless of the amount sought.

The proposed settlement obligates Wells Fargo’s Board of Directors to implement certain governance improvements as more fully set forth in the Stipulation of Settlement. It does not involve the payment of any funds by the defendants to Wells Fargo or to any of the plaintiffs. You may obtain detailed information about the terms of the proposed settlement, including the Complaints, motions to dismiss, the Stipulation of Settlement, the Preliminary Approval Order, the Fee Application and other documents, as well as all papers to be submitted in connection with the final approval process—at the website www.WFWachoviaDerivativeSettlement.com, or by contacting Counsel for Plaintiffs at any of the addresses below.

If you are a Current Wells Fargo Shareholder, you may have certain rights in connection with the proposed settlement, including the right to object to any aspect of the settlement. Every objection must be in writing and contain: (i) your name, address and telephone number; (ii) the number of shares of Wells Fargo stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership; and (iii) a detailed statement of your objections to any matter before the Court and all grounds therefore, including any supporting documents to be considered by the Court. If you do not submit written objections TO BE RECEIVED NO LATER THAN February 15, 2013, you shall not be entitled to contest the proposed settlement or Fee Application unless otherwise ordered by the Court for good cause shown. All such objections must identify the case number and must be filed with the Court at:

Clerk of the Court

United States District Court

1301 Clay Street

Oakland, CA 94612

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and copies of all such papers must also be sent to the following Counsel in the case:

Counsel for Plaintiffs:

Richard D. Greenfield

Marguerite R. Goodman

Greenfield & Goodman, LLC

250 Hudson Street, 8th Floor

New York, NY 10013

Scott Shepherd

Rose F. Luzon

Shepherd Finkelman Miller & Shah LLP

401 West A Street, Suite 2350

San Diego, CA 92101

Counsel for Defendants:

Gilbert R. Serota

Gabriel N. White

Arnold & Porter LLP

3 Embarcadero Center, 7th Floor

San Francisco, CA 94111-4024

Jonathan C. Dickey

Gibson, Dunn & Crutcher, LLP

200 Park Avenue

New York, NY 10166-0193

Paul T. Friedman

Anna Erickson White

Morrison & Foerster LLP

425 Market Street, 32d Floor

San Francisco, CA 94105

If you do not take steps to appear in this action or to object to the proposed settlement in accordance with the procedures and within the time frames set out above (or if you make objections and those objections are rejected by the Court and the Court’s action is upheld on appeal), you will be bound by any Final Order and Judgment entered in the case by the Court, you will forever be barred from raising any (further) objection to such settlement in this or any other action or proceeding, and certain claims that you might have may be released.

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PLEASE DO NOT TELEPHONE THE COURT OR WELLS FARGO REGARDING THIS NOTICE.

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